                                                                   EXHIBIT 10.21





                           THE HILLHAVEN CORPORATION

                             SUPPLEMENTAL EXECUTIVE

                                RETIREMENT PLAN


                 AMENDED AND RESTATED EFFECTIVE OCTOBER 1, 1994

                               TABLE OF CONTENTS

                                                                                                            PAGE
Section 1 - Statement of Purpose  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1

Section 2 - Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1

       2.1      Acquisition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1
       2.2      Actual Final Average Earnings . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1
       2.3      Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1
       2.4      Committee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1
       2.5      Change of Control Event . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1
       2.6      Date of Employment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          3
       2.7      Date of Enrollment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          4
       2.8      Disability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          4
       2.9      Early Retirement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          4
       2.10     Earnings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          4
       2.11     Eligible Children . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          4
       2.12     Employee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          4
       2.13     Employment or Service . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          4
       2.14     Existing Retirement Benefit Plans Adjustment Factor . . . . . . . . . . . . . . . . .          5
       2.15     Final Average Earnings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          5
       2.16     Normal Retirement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          5
       2.17     Participant . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          5
       2.18     Prior Service Credit Percentage . . . . . . . . . . . . . . . . . . . . . . . . . . .          5
       2.19     Projected Earnings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          6
       2.20     Projected Final Average Earnings  . . . . . . . . . . . . . . . . . . . . . . . . . .          6
       2.21     Subsidiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          6
       2.22     Surviving Spouse  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          6
       2.23     Termination of Employment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          6
       2.24     Year  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          6
       2.25     Year of Service . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          6

Section 3 - Retirement Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          7

       3.1      Normal Retirement Benefit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          7
       3.2      Early Retirement Benefit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          8
       3.3      Vesting of Retirement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          9
       3.4      Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          9
       3.5      Duration of Benefit Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         10
       3.6      Recipients of Benefit Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . .         10

       3.7      Disability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         11
       3.8      Change in Control . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         11

Section 4 - Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         11

       4.1      Commencement of Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         11
       4.2      Withholding; Unemployment Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . .         11
       4.3      Recipients of Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         12
       4.4      No Other Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         12
       4.5      Withdrawal Election . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         12

Section 5 - Conditions Related to Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         12

       5.1      Administration of Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         12
       5.2      No Right to Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         12
       5.3      No Employment Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         13
       5.4      Right to Terminate or Amend . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         13
       5.5      Eligibility . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         13
       5.6      Offset  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         13
       5.7      Conditions Precedent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         14

Section 6 - Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         14

       6.1      Nonassignability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         14
       6.2      Gender and Number . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         14
       6.3      Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         14
       6.4      Validity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         14
       6.5      Applicable Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         14
       6.6      Successors in Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         15
       6.7      No Representation on Tax Matters  . . . . . . . . . . . . . . . . . . . . . . . . . .         15

                           THE HILLHAVEN CORPORATION

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                 AMENDED AND RESTATED EFFECTIVE OCTOBER 1, 1994



SECTION 1 - STATEMENT OF PURPOSE

         The Supplemental Executive Retirement Plan (the "Plan") was originally adopted effective January 31, 1990, by The Hillhaven Corporation ("THC") to attract, retain, motivate and provide financial security to highly compensated management employees (the "Participants") who render valuable services to THC and its Subsidiaries. The Plan is hereby amended and restated, effective October 1, 1994.

SECTION 2 - DEFINITIONS

                 2.1 Acquisition. "Acquisition" refers to a company of which substantially all of its assets or a majority of its capital stock are acquired by, or which is merged with or into, THC or a Subsidiary.

                 2.2 Actual Final Average Earnings. "Actual Final Average Earnings" means the highest average monthly Earnings for any 60 consecutive months during the ten years, or actual employment period if less, preceding Termination of Employment.

                 2.3 Agreement. "Agreement" means a written agreement substantially in the form of Exhibit A between THC (or a Subsidiary or both) and a Participant.

                 2.4 Committee. "Committee" means the Compensation Committee of the Board of Directors of THC.

                 2.5 Change of Control Event. A "Change of Control Event" shall be deemed to occur if any of the following events has occurred:

                          (i)     A Person, alone or together with its
         Affiliates and Associates, or "group", within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, becomes, after the date hereof, the beneficial owner of 20% or more of the general voting power of the Company. Notwithstanding the preceding sentence, a Change of Control Event shall not be deemed to occur if the "Person" described in the preceding sentence has acquired 20% or more of the general voting power of the Company as consideration in a transaction or series of related transactions involving the Company's acquisition (by stock acquisition, merger, asset purchase or otherwise) of one or more businesses approved prior to such transactions or series of transactions by the Incumbent Board (as defined in (ii) below), andprovided that, if such transaction or series of transactions results in the merger, consolidation or reorganization of the Company and such Person, the Company is the surviving entity following such merger, consolidation or reorganization.

                          (ii) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board"), cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934) shall be considered as though such person were a member of the Incumbent Board.

                          (iii)   Consummation or effectiveness of:

                                  a.       a merger, consolidation or
                 reorganization involving the Company (a "Business Combination"), unless

                                        1.      the stockholders of the
                          Company, immediately before the Business Combination, own, directly or indirectly immediately following the Business Combination, at least fifty-one percent (51%) of the combined voting power of the outstanding voting securities of the corporation resulting from the Business Combination (the "Surviving Corporation") in substantially the same proportion as their ownership of the voting securities immediately and before the Business Combination, and

                                        2.      the individuals who were
                          members of the Incumbent Board immediately prior to the execution of the agreement providing for the Business Combination constitute at least a majority of the members of the Board of Directors of the Surviving Corporation, and

                                        3.      no Person (other than any
                          Person who, immediately prior to the Business Combination, had beneficial ownership of twenty percent (20%) or more of the then outstanding Voting Securities) has Beneficial Ownership of twenty percent (20%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities;

                                  b.       a complete liquidation or
                 dissolution of the Company; or

                                  c. the sale or other disposition of all or substantially all of the assets of the Company to any Person.

         For purposes of determining whether a Change of Control Event has occurred, the following additional definitions apply:

         "Affiliate or Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934.

         "Person" shall mean an individual, firm, corporation or other entity or any successor to such entity, but "Person" shall not include the Company, any subsidiary of the Company, any employee benefit plan or employee stock plan (including a trust relating thereto) of the Company or any subsidiary of the Company, or any Person organized, appointed, established or holding Voting Stock by, for or pursuant to the terms of such a plan. "Person" shall also not include National Medical Enterprises, Inc. ("NME"), any subsidiary of NME, any Affiliate or Associate of NME, any employee benefit plan or employee stock plan of NME or any subsidiary of NME to the extent that such entities, individually or collectively, own any or all of (x) 8,878,147 shares of the Company's common stock (approximately 31% of the general voting power of the Company as of December 6, 1994) registered in the name of NME or any subsidiary of NME as of the date of this Agreement, or (y) such additional number of shares of the Company's common stock issued to NME or any subsidiary of NME in exchange for shares of the Company's Series C Preferred Stock or Series D Preferred Stock so long as such exchange has been approved in advance by the Incumbent Board.

         "Voting Stock" shall mean shares of the Company's capital stock having general voting power, with "voting power" meaning the power under ordinary circumstances (and not merely upon the happening of a contingency) to vote in the election of directors.

                 2.6 Date of Employment. "Date of Employment" means the date on which a person became an Employee of THC or a Subsidiary, or the date on which a person became an employee of NME or a subsidiary of NME prior to the divestiture of THC by NME. Where a person is an employee of an entity that is acquired by THC or a Subsidiary through an Acquisition, "Date of Employment" means the effective date of the Acquisition; provided, the Committee, in its sole discretion, may approve as a Date of Employment the date on which a person began to perform services for the acquired entity in a position comparable to one at THC which would have been eligible for participation in the Plan.

                 2.7 Date of Enrollment. For purposes of determining benefits under the Plan, "Date of Enrollment" means the date on which an Employee first becomes a Participant in the Plan.

                 2.8 Disability. "Disability" means any Termination of Employment during the life of a Participant and prior to Normal Retirement or Early Retirement by reason of a Participant's total and permanent disability, as determined by the Committee, in its sole and absolute discretion. A Participant, who makes application for and qualifies for disability benefits under THC's Group Long-Term Disability Plan or under any similar plan provided by THC or a Subsidiary, as now in effect or as hereinafter amended (the "LTD Plans"), shall usually qualify for Disability under this Plan, unless the Committee determines that the Participant is not totally and permanently disabled. A Participant who fails to qualify for disability benefits under the LTD Plans (whether or not the Participant makes application for disability benefits thereunder) shall not be deemed to be totally and permanently disabled under this Plan, unless the Committee otherwise determines, based upon the opinion of a qualified physician or medical clinic selected by the Committee to the effect that a condition of total and permanent disability exists.

                 2.9 Early Retirement. "Early Retirement" means any Termination of Employment during the life of a Participant prior to Normal Retirement and after the Participant attains age 55 and has completed ten Years of Service or attains age 62 with no minimum Years of Service.

                 2.10 Earnings. "Earnings" means the base salary paid to a Participant by THC or a Subsidiary prior to any reduction as a result of participation in The Hillhaven Corporation Deferred Compensation Plan, Retirement Savings Plan, Deferred Savings Plan, or Flexible Benefit Plan (Code
Section 125), excluding bonuses, car and other allowances and other cash and non-cash compensation.

                 2.11 Eligible Children. "Eligible Children" means all natural or adopted children of a Participant under the age of 21, including any child conceived prior to the death of a Participant.

                 2.12 Employee. "Employee" means any person who regularly performs Services on a full-time basis (that is, works a minimum of 32 hours a week) for THC or a Subsidiary and receives a salary plus employee benefits normally made available to persons of similar status.

                 2.13 Employment or Service. "Employment" or "Service" means any continuous period during which an Employee is actively engaged in performing services for THC and its Subsidiaries plus the term of any leave of absence approved by the Committee plus any continuous period of service performed with NME or a subsidiary of NME immediately prior to the divestiture of THC by NME. Service with an entity prior to its becoming a Subsidiary or a unit thereof or of THC shall be determined by the Committee in its absolute discretion.

                 2.14 Existing Retirement Benefit Plans Adjustment Factor. "Existing Retirement Benefit Plans Adjustment Factor" means the assumed benefit the Participant would be eligible for under Social Security and all retirement plans of THC and its Subsidiaries whether or not he participates in such plans. This Factor will be used for calculating all benefits under the Plan and is a projection of the benefits payable under the Social Security regulations and retirement plans in effect on June 1, 1984 and once established for a Participant will not thereafter be altered to reflect any reduction in benefits under Social Security or such retirement plans unless the Participant is transferred to different retirement plans or unless such company sponsored retirement plans are substantially altered in terms of benefit provided. The existing Retirement Benefit Plans Adjustment Factor is expressed as a percentage and is determined by specific formula as approved by the Committee.

                 2.15 Final Average Earnings. "Final Average Earnings" means the lesser of (i) Actual Final Average Earnings or (ii) if the Participant has completed at least 60 months of Service, Projected Final Average Earnings; provided that in the case of a Participant who receives one or more Promotions, as described in Section 2.19 hereof, and whose most recent (or only) Promotion is less than 60 months prior to his or her Termination of Employment, "Final Average Earnings" shall mean Actual Final Average Earnings.

                 2.16 Normal Retirement. "Normal Retirement" means any Termination of Employment during the life of a Participant on or after the date on which the Participant attains age 65.

                 2.17 Participant. "Participant" means any Employee selected to participate in this Plan by the Committee, in its sole and absolute discretion and who completes a Plan Agreement with either THC or one or more Subsidiaries or any combination of them. An Employee shall be eligible for selection upon completion of a Year of Service in an eligible position. The Date of Enrollment shall be retroactive to the date of appointment to an eligible position. A Participant may be required to enter into more than one Agreement depending on the entity employing him or her at any time and the manner in which THC and such entity have agreed to allocate and assume responsibility and liability for benefits accrued hereunder.

                 2.18 Prior Service Credit Percentage. "Prior Service Credit Percentage" means the percent to be applied to a Participant's Years of Service with THC and its subsidiaries (and NME and its subsidiaries prior to the divestiture of THC by NME) which is Prior to his Date of Enrollment in the Plan, in accordance with the following formula:

                          Years of Service                                 Prior Service Credit
                      After Date of Enrollment                                  Percentage
                      ------------------------                             --------------------
                   During 1st year                                                   25
                   During 2nd year                                                   35
                   During 3rd year                                                   45
                   During 4th year                                                   55
                   During 5th year                                                   75
                   After 5th year                                                   100

                 2.19 Projected Earnings. "Projected Earnings" means the actual Earnings of an Employee on the Date of Enrollment plus an assumed increase of 8% per annum. In the case of a Participant who receives one or more Promotions, his or her Date of Enrollment for purposes of this Section
2.19 shall be the effective date of his or her new salary pursuant to the most recent Promotion. For purposes of this Section 2.19, a "Promotion" shall be a substantial increase in duties and responsibilities with an attendant substantial increase in compensation, as determined by the Committee in its absolute discretion.

                 2.20 Projected Final Average Earnings. "Projected Final Average Earnings" means the average of a Participant's Projected Earnings during the 60 months preceding Termination of Employment.

                 2.21 Subsidiary. A "Subsidiary" of the Company is (i) any corporation, partnership, venture or other entity in which the Company owns 50% of the capital stock or otherwise has a controlling interest, or (ii) any employer that has entered into a contract with THC or a Subsidiary (as defined in clause (i) of this Section 2.21) for the receipt of management services at one or more facilities owned by such entity, and, in either case, which has adopted this Plan with the consent of the Committee.

                 2.22 Surviving Spouse. "Surviving Spouse" means the person legally married to a Participant for at least one year prior to the Participant's death or Termination of Employment.

                 2.23 Termination of Employment. "Termination of Employment" means the ceasing of the Participant's Employment for any reason whatsoever, whether voluntarily or involuntarily.

                 2.24 Year. A "Year" is a period of twelve consecutive calendar months.

                 2.25 Year of Service. "Year of Service" means each complete Year (up to a maximum of 20) of continuous Service (up to age 65) as an Employee of THC and its Subsidiaries beginning with the Date of Employment with THC and its Subsidiaries or with NME and its subsidiaries immediately prior to the divestiture of THC by NME. Years of Service shall be deemed to have begun as of the first day of the calendar month of Employment and to have ceased on the last day of the calendar month of Employment.

SECTION 3 - RETIREMENT BENEFITS

                 3.1      Normal Retirement Benefit.

                          (a)     Upon a Participant's Normal Retirement, the
Company agrees to pay to the Participant a monthly Normal Retirement Benefit for the Participant's lifetime which is determined in accordance with the Benefit Formula set forth below, adjusted by the Vesting Percentage in Section
3.3 Except as provided below, the amount of such monthly Normal Retirement Benefit will be determined by using the following formula:

                    R = A x [B1 + [B2 x C]] x [2.7% - D] x E

         R       =        Normal Retirement Benefit
         A       =        Final Average Earnings
         B1      =        Years of Service After Date of Enrollment
         B2      =        Years of Service Prior to Date of Enrollment
         C       =        Prior Service Credit Percentage
         D       =        Existing Retirement Benefit Plans Adjustment Factor
         E       =        Vesting Percentage

Note:  B1 and B2 Years of Service combined cannot exceed 20 years.

                          (b)     In the event of the death or Disability of a
Participant at any age or the Normal or Early Retirement of a Participant after age 60, the Normal or Early Retirement Benefit will be determined on the basis of a Prior Service Credit Percentage of 100.

                          (c)     If a Participant who is receiving a Normal
Retirement Benefit dies, his Surviving Spouse or Eligible Children shall be entitled to receive (in accordance with Sections 3.5 and 3.6) 50% of the Participant's Normal Retirement Benefit.

                          (d)     If a Participant who is eligible for Normal
Retirement dies while an Employee of the Company after attaining age 65, his Surviving Spouse or Eligible Children shall be entitled to receive (in accordance with Sections 3.5 and 3.6) the installments of the Normal Retirement Benefit which would have been payable to the Surviving Spouse or Eligible Children in accordance with this Section 3.1 as if the Participant had retired on the day before he died.

                 3.2      Early Retirement Benefit.

                          (a)     Upon a Participant's Early Retirement, THC
shall pay the Participant a monthly Early Retirement Benefit for the Participant's lifetime commencing on the first day of the calendar month following the date he attains age 65, calculated in accordance with Section 3.1 and Section 3.3 with the following adjustments:

                 (i) Only the Participant's actual Years of Service, adjusted appropriately for the Prior Service Credit Percentage, as of the date of Early Retirement shall be used.

                 (ii) For purposes of determining the Actual Final Average Earnings and Projected Final Average Earnings, only the Participant's Earnings and Projected Earnings as of the date of Early Retirement shall be used.

                 (iii) To arrive at the payments to commence at age 65 the amount calculated under paragraphs (a)(i) and (a)(ii) of this Section 3.2 will be reduced by .42% for each month Early Retirement commences before age 62.

                          (b)     Upon the written request of the Participant
prior to Termination of Employment, the Committee, in its sole and absolute discretion, may authorize payment of the Early Retirement Benefit at a date prior to the Participant's attainment of age 65; provided, however, that in such event the amount calculated under paragraphs a(i), (ii) and (iii) of this
Section 3.2 shall be further reduced by .42% for each month that the date of the commencement of payment precedes the date on which the Participant will attain age 62.

                          (c)     If a Participant dies after commencement of
payment of his Early Retirement Benefit, the Surviving Spouse or Eligible Children shall be entitled to receive (in accordance with Sections 3.5 and 3.6) 50% of the Participant's Early Retirement Benefit.

                          (d)     If a Participant dies after his Early
Retirement but before benefits have commenced, or while on Disability, the Surviving Spouse or Eligible Children shall be entitled to receive (in accordance with Sections 3.5 and 3.6) 50% of the benefit that would have been payable on the date the Participant elected to have benefits commence.

                          (e)     If a Participant dies after becoming eligible
for Early Retirement but before taking Early Retirement or while on Disability, the Surviving Spouse or Eligible Children shall entitled to receive (in accordance with Sections 3.5 and 3.6) 50% of the Participant's Early Retirement Benefit determined as if the Participant had retired on the day prior to his death, with payments commencing on the first of the month following the Participant's death. The benefits payable to a Surviving Spouse or Eligible Children under this paragraph shall be no less than the benefits payable to a Surviving Spouse or Eligible Children under Section 3.4 as if the Participant had died immediately prior to age 55.

                 3.3 Vesting of Retirement. A Participant's interest in his Retirement Benefit shall, subject to Sections 5.5 and 5.7, vest in accordance with the following schedule:

                 Years of Service                                   Vesting
                 ----------------                                   -------
                 Less than 5                                          -0-
                 5 but less than 6                                    25%
                 6 through 20                               5% per year additional

Notwithstanding the foregoing, a Participant who is at least 60 years old and who has completed at least 5 Years of Service will be fully vested, subject to Sections 5.5 and 5.7, in his Retirement Benefits. No Years of Service will be credited for Service after age 65 or for more than 20 years.

                 3.4 Termination. Upon any Termination of Employment of the Participant before Normal Retirement or Early Retirement for reasons other than death or Disability, THC shall pay, commencing at age 65, to the Participant a Retirement Benefit calculated under Sections 3.1 and 3.3 but with the following adjustments:

                          (a)     Only the Participant's actual Years of
Service, adjusted appropriately for the Prior Service Credit Percentage, as of the date of Termination of Employment shall be used.

                          (b)     For purposes of determining the Actual Final
Average Earnings and the Projected Final Average Earnings as used in Section 3.1, only the Participant's Earnings and Projected Earnings prior to the date of his Termination of Employment shall be used.

                          (c)(i) If a Participant dies after commencement of payment of his Retirement Benefit under this
                                  Section 3.4, the Surviving Spouse or Eligible Children shall be entitled at the Participant's death to receive (in accordance with Sections 3.5 and 3.6) 50% of the Participant's Retirement Benefit.

                             (ii) If a Participant, who has a vested interest
                                  under Section 3.3, dies after Termination of Employment but at death is not receiving any Retirement Benefits under this Plan, the Surviving Spouse or Eligible Children shall be entitled to receive (in accordance with Sections 3.5 and 3.6), commencing on the date when the Participant would have attained age 65, 50% of the Retirement Benefit which would have been payable to the Participant at age 65.

                            (iii) If a Participant, who has a vested interest
                                  under Section 3.3, dies while still actively employed by THC or a Subsidiary or on Disability before he was eligible for Early Retirement, his Surviving Spouse or Eligible Children shall be entitled at Participant's death to receive (in accordance with Sections
                                  3.5 ad 3.6) 50% of the Retirement Benefit calculated as if Participant were age 55 and eligible for Early Retirement on the day before Participant's death; however, the combined reductions for Early Retirement and early payment shall not exceed 35.28% of the amount calculated under paragraphs a(i) and
                                  (ii) of Section 3.2.

                          (d)     To arrive at the payments to commence
at age 65, the amount calculated under paragraphs (a), (b), (c)(i) and (c)(ii) of this Section 3.4 will be reduced by the maximum percentage reduction for Early Retirement at age 55 (i.e., 35.28%).

                 3.5 Duration of Benefit Payment. Normal and Early Retirement Benefit payments shall be for the life of the Participant.

                 Surviving Spouse Benefit payments shall be for the Surviving Spouse's lifetime. All benefits payable to the Surviving Spouse are subject to actuarial reduction if the Surviving Spouse is more than 3 years younger than the Participant.

                 Eligible Children Benefit payments shall be made until the youngest of the Eligible Children reaches 21.

                 3.6 Recipients of Benefit Payments. If a Participant dies without a Surviving Spouse but is survived by any Eligible Children, then benefits will be paid to the Eligible Children or their legal guardian, if applicable. The total monthly benefit payable will be equal to the monthly benefit that a Surviving Spouse would have received without actuarial reduction. This benefit will be paid in equal shares to all Eligible Children until the youngest of the Eligible Children attains age 21.

                 If the Surviving Spouse dies after the death of the Participant but is survived by Eligible Children, then the total monthly benefit previously paid to the Surviving Spouse will be paid in equal shares to all Eligible Children until the youngest of the Eligible Children attains age
21. When any of the Eligible Children reaches 21, his share will be reallocated equally to the remaining Eligible Children.

                 3.7 Disability. Any Participant who is under Disability upon reaching age 65 will be paid the Normal Retirement Benefit in accordance with Sections 3.1 and 3.3.

                 Upon a Participant's Disability while an Employee of the Company, the Participant will continue to accrue Years of Service during his Disability until the earliest of:

                 (a)      Recovery from Disability,

                 (b)      65th birthday, or

                 (c)      Death.

                 If a Participant is receiving Disability payments, he shall not be entitled to receive an Early Retirement Benefit.

                 For purposes of calculating the foregoing benefits, the Participant's Actual Final Average Earnings and Projected Final Average Earnings shall be determined using his Earnings and Projected Earnings up to the date of Disability.

                 3.8 Change in Control. In the event of a Change of Control Event while this Plan remains in effect, (i) a Participant's Retirement Benefits hereunder (a) will be determined on the basis of receiving full Prior Service Credit under Sections 3.1 and 3.2 for all Years of Service prior to his Date of Enrollment and (b) will be fully vested in the Participant without regard to his Years of Service with THC and its Subsidiaries, and (ii) notwithstanding any other provisions of the Plan, a Participant will be entitled to receive the Normal Retirement Benefit on or after age 60 with no reduction by virtue of paragraphs (a)(iii) and (b) of Section 3.2.

SECTION 4 - PAYMENT

                 4.1 Commencement of Payments. Payments under this Plan shall begin not later than the first day of the calendar month following the occurrence of an event which entitles a Participant (or a Surviving Spouse or Eligible Children) to payments under this Plan.

                 4.2 Withholding; Unemployment Taxes. To the extent required by the law in effect at the time payments are made, THC shall withhold from payments made hereunder any taxes required to be withheld by the Federal or any state or local government.

                 4.3 Recipients of Payments. All payments to be made by THC under the Plan shall be made to the Participant during his lifetime. All subsequent payments under the Plan shall be made by THC to Participant's Surviving Spouse, Eligible Children or their legal guardian, if applicable.

                 4.4 No Other Benefits. THC shall pay no benefits hereunder to the Participant, his Surviving Spouse, Eligible Children or their legal guardian, if applicable, by reason of Termination of Employment or otherwise, except as specifically provided herein.

                 4.5 Withdrawal Election. A Participant or his or her beneficiary, as the case may be, may elect, at any time after he or she commences to receive benefit payments under this Plan, to receive those payments in a lump sum equal to 90% of the actuarial equivalent value of his or her remaining vested benefits hereunder. No election to partially accelerate benefits shall be allowed. The Participant shall make this election by giving the Plan Administrator advance written notice of the election in a form determined from time to time by the Committee. The actuarial equivalent of the Participant's remaining vested benefit hereunder shall be, as determined by the Committee in its absolute discretion, the single premium required, at the time of distribution, to purchase the Participant's remaining vested benefits hereunder as a nonqualified annuity from an insurance company rated AAA by both Moody's and Standard and Poors. The Participant shall be paid the reduced benefit amount within 60 days of his or her election. Once such amount is paid, the Participant's participation in the Plan shall permanently terminate for all purposes.

SECTION 5 - CONDITIONS RELATED TO BENEFITS

                 5.1 Administration of Plan. The Committee is hereby authorized to administer the Plan and is given the authority in its sole and unfettered discretion to interpret, construe and apply its provisions in accordance with its terms. The Committee shall administer the Plan and shall establish, adopt or revise such rules and regulations as it may deem necessary or advisable for the administration of the Plan. All decisions of the Committee shall be by vote or written consent of the majority of its members and shall be final and binding. Members of the Committee shall not be eligible to participate in the Plan while serving as a member of the Committee.

                 5.2 No Right to Assets. Neither a Participant nor any other person shall acquire by reason of the Plan any right in or title to any assets, funds or property of THC and its Subsidiaries whatsoever, including, without limiting the generality of the foregoing, any specific funds or assets which THC, in its sole discretion, may set aside in anticipation of a liability hereunder. No trust shall be created in accordance with or by the execution or adoption of this Plan or any Agreement with a Participant, and any benefits which become payable hereunder shall be paid from the general assets of THC; provided, that one or more grantor trusts described in Section 671 of the Internal Revenue Code of 1986, as amended, may be established to fund the Plan in whole or in part, and benefits under this Plan may be paid in whole or in part from such trust or trusts. A Participant shall have only an unsecured contractual right to the amounts, if any, payable hereunder, against THC or one or more Subsidiaries, as reflected in the Participant's one or more Agreements.

                 5.3 No Employment Rights. Nothing herein shall constitute a contract of continuing employment or in any manner obligate THC and its Subsidiaries to continue the service of a Participant, or obligate a Participant to continue in the service of THC and its Subsidiaries, and nothing herein shall be construed as fixing or regulating the compensation paid to a Participant.

                 5.4 Right to Terminate or Amend. Except during any two-year period after any Change of Control Event of THC, THC reserves the sole right to terminate the Plan at any time and to terminate an Agreement with any Participant at any time. In the event of termination of the Plan or of a Participant's Agreement, a Participant shall be entitled to only the vested portion of his accrued benefits under Section 3 of the Plan as of the time of the termination of the Plan or his Agreement. All further vesting and benefit accrual shall cease on the date of Plan or Agreement termination. Benefit payments would be in the amounts specified and would commence at the time specified in Section 3 as appropriate. THC further reserves the right in its sole discretion to amend the Plan in any respect except that Plan benefits cannot be reduced during any two-year period after any Change of Control Event of THC. No amendment of the Plan (whether there has or has not been a Change of Control Event of THC) that reduces the value of the benefits theretofore accrued by and vested with respect to the Participant shall be effective.

                 5.5 Eligibility. Eligibility to participate in the Plan is expressly conditional upon an Employee's furnishing to THC certain information and taking physical examinations and such other relevant action as may be reasonably requested by THC. Any Employee Participant who refuses to provide such information or to take such action shall not be enrolled as or cease to be a Participant under the Plan. Any Participant who commits suicide during the two-year period beginning on the date of his Agreement, or who makes any material misstatement of information or non-disclosure of medical history, will not receive any benefits hereunder unless, in the sole discretion of the Committee, benefits in a reduced amount are awarded.

                 5.6 Offset. If at the time payments or installments of payments are to be made hereunder, any Participant or his Surviving Spouse or both are indebted to THC and its Subsidiaries, then the payments remaining to be made to the Participant or his Surviving Spouse or both may, at the discretion of the Committee, be reduced by the amount of such indebtedness; provided, however, that an election by the Committee not to reduce any such payment or payments shall not constitute a waiver of any claim for such indebtedness.

                 5.7 Conditions Precedent. No Retirement Benefits will be payable hereunder to any Participant (i) whose Employment with THC or a Subsidiary is terminated because of his willful misconduct or gross negligence in the performance of his duties or (ii) who within 3 years after Termination of Employment becomes an employee with or consultant to any third party engaged in any line of business in competition with THC and/or its Subsidiaries (a) in a line of business in which Participant has performed Services for THC and its Subsidiaries provided that a person who is also an employee of NME shall not be construed to be a third party engaged in competition with THC and/or its Subsidiaries or (b) that accounts for more than 10% of the gross revenues of THC and its Subsidiaries taken as a whole. Notwithstanding the foregoing paragraph, the Committee, in its sole discretion, may approve the payment of Retirement Benefits to an Employee who would otherwise be ineligible under (ii) above if the Committee determines that it is in THC's best interest to do so.

SECTION 6 - MISCELLANEOUS

                 6.1 Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance any provision hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any person's bankruptcy or insolvency. THC may assign this Plan to any Subsidiary which employs any Participant.

                 6.2 Gender and Number. Wherever appropriate herein, the masculine may mean the feminine and the singular may mean the plural or vice versa.

                 6.3 Notice. Any notice required or permitted to be given to the Committee under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the principal office of THC, directed to the attention of the Secretary of the Committee. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark or on the receipt for registration or certification.

                 6.4 Validity. In the event any provision of this Plan is held invalid, void or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of this Plan.

                 6.5 Applicable Law. This Plan shall be governed and construed in accordance with the laws of the State of Washington.

                 6.6 Successors in Interest. This Plan shall inure to the benefit of, be binding upon, and be enforceable by, any corporate successor to THC or successor to substantially all of the assets of THC.

                 6.7 No Representation on Tax Matters. THC makes no representation to Participants regarding current or future income tax ramifications of the Plan.

                 IN WITNESS WHEREOF, THC has executed this instrument effective October 1, 1994.

                              THE HILLHAVEN CORPORATION, a Nevada corporation



                               By
                                 ------------------------------------------
                                 Its
                                     --------------------------------------